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                                                                 Exhibit 10.59


                             SECURITY AGREEMENT

      This Security Agreement ("Security Agreement") is entered into effective as of the ____ day of April, 1998, by and between DECORA, INCORPORATED, a Delaware corporation, doing business as Decora Manufacturing ("Debtor"), and KONRAD HORNSCHUCH AG, a German corporation ("Secured Party"), with reference to the following facts:

A. Secured Party and Debtor have heretofore entered into that certain Loan Agreement ("Loan Agreement") executed and dated concurrently herewith, pursuant to which Debtor has acknowledged a current and continuing indebtedness to Secured Party.

B. As security for the prompt and complete payment of the indebtedness of Debtor to Secured Party under the Loan Agreement, Debtor has agreed to grant Secured Party a security interest in and to all of its right, title and interest in and to the property hereinafter described.

      NOW, THEREFORE, for good and valuable consideration including the mutual promises, conditions and covenants of the parties as set forth in the Loan Agreement, it is agreed as follows:

      1. Defined Terms. For purposes of this Security Agreement, all capitalized terms shall have the same meaning as set forth in the Loan Agreement, unless specifically noted


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otherwise herein, and all paragraph references shall relate to similarly numbered paragraphs in the Loan Agreement.

      2. Grant of Security Interest. As assurance and security for prompt and complete payment and performance by Debtor of all of its respective obligations and covenants under the Loan Agreement (including, without limitation, attorneys' fees, court costs and collection, legal and receivers' expenses, advanced or incurred by Secured Party in connection with the perfection and protection of the security interest herein granted, the preservation or disposition of the Collateral (as hereafter defined), or any part thereof, or the enforcement by Secured Party of any of the foregoing obligations of Debtor to Secured Party whether upon default by Debtor or otherwise), Debtor hereby pledges, grants, bargains, assigns and transfers to Secured Party a security interest, pursuant to the New York Commercial Code, in and to the collateral described on Schedule "1," attached hereto and incorporated herein by this reference, and all substitutions, replacements and proceeds thereof, including cash proceeds. Such property, substitutions, and replacements, and all such proceeds are hereafter collectively referred to as the "Collateral." For purposes hereof, all terms set forth in Schedule 1 shall be defined as provided in the New York Commercial Code.

      3. Representations and Warranties of Debtor. Debtor represents and warrants that:

            (a) No financing statement covering the Collateral or any part of it or any proceeds of it is on file in any public office. At the Secured Party's request, the Debtor will join in executing and pay the filing fees required for all necessary financing statements in forms satisfactory to the Secured Party and will further execute all other instruments deemed necessary by the Secured Party;


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            (b) Upon the execution of this Security Agreement by Debtor and the delivery hereof to the Secured Party, and the filing of a Form UCC-1 Financing Statement with the New York Secretary of State, a Form UCC-1 Financing Statement with the Office of the Clerk of Washington County, and a Form UCC-1 Financing Statement with the Ohio Secretary of State, Secured Party shall have a first perfected security interest in and to the Collateral listed on Schedule 1, except that the security interest for all of the Collateral listed on Schedule 1 may in the future be subordinated as set in Section 7 hereof.

      4. Default. Default under this Security Agreement will be deemed to have occurred upon the happening of any of the following events:

            (a) Upon any default or failure of performance by Debtor of the duties and obligations set forth in the Loan Agreement, which default is not cured within any grace period granted with respect to such default or, if no specific grace period is granted with respect to such default, where such default is not cured within thirty (30) business days after the date in which written notice thereof is provided by Secured Party, or the occurrence of any other event of default under any instrument or amendment executed or delivered pursuant to the foregoing;

            (b) Upon Debtor's dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Debtor or any guarantor or surety for the Debtor; or


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            (c) Upon an attack by Debtor, its shareholders, officers or directors, or Debtor's assignee, on the validity or enforceability of this Security Agreement, and/or the Loan Agreement.

      5. Remedies on Default. Upon the occurrence of a default, Secured Party shall have all of the remedies of a secured party under the New York Commercial Code and any other law, which rights shall include the right to enter upon the premises and any other place where the Collateral may be located, to remove, sell or dispose of the Collateral, or any part thereof, at public or private sale, and to foreclose the lien or security interest created pursuant to this Security Agreement by any available judicial procedure. The Collateral may then be sold on such day and at such place as determined by Secured Party. Secured Party shall deduct and retain from the proceeds of such sale or sales all costs, expenses and charges paid or incurred on the taking, removal, handling and sale of the Collateral, or otherwise incurred in connection therewith, including, without limitation, all attorneys' fees incurred by Secured Party; the balance of the proceeds shall be applied by Secured Party to the indebtedness, obligations and liabilities secured by the Collateral; and the surplus, if any, shall be paid to the person or persons lawfully entitled to receive the same. At any sale or sales made under this Security Agreement, or authorized herein, Secured Party or any person on behalf of Secured Party, or any other person, may bid for and purchase the Collateral being sold.

      6. Further Documents. Debtor agrees to execute and deliver such further documents as may be required by Secured Party to more fully perfect or secure its position under this Security Agreement, including, but not limited to financing statements on Form


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UCC-1 with the Secretary of State of New York, Office of the Clerk of Washington
County, New York and Secretary of State of Ohio.

      7. Sale or Hypothecation of Collateral.

            (a) Permitted Sale or Hypothecation. Provided that no default under this Security Agreement has occurred, or, if such a default has occurred, provided that Secured Party has not exercised its permitted remedies with respect thereto, Debtor shall not be prohibited: (i) from paying dividends out of moneys of the Debtor properly available therefrom or (ii) after obtaining the written consent of Secured Party, from selling, alienating, assigning, leasing, mortgaging, charging, pledging or otherwise disposing of or dealing with the Collateral; provided, however, that Debtor need not obtain such consent if, in connection with or after such sale or disposition, (x) Debtor obtains replacement Collateral or (y) applies the net cash proceeds of any such sale or disposition of Collateral to reduce indebtedness of Debtor to Secured Party under the Loan Agreement.

            (b) Notwithstanding the provisions of subparagraph (a) above, Debtor covenants to and in favor of Secured Party that, so long as any obligation secured hereby remains outstanding, without the prior written consent of Secured Party, Debtor shall not cause, suffer or permit the Collateral to be subjected to any lien, encumbrance or security interest securing indebtedness for money borrowed and ranking in priority senior to or equal with the security interest created hereby, except such liens as may from time to time be expressly permitted in writing by Secured Party.


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            (c) Debtor further covenants not to take any action with respect to the Collateral which is materially inconsistent with the provisions or purpose of this Security Agreement or which would materially adversely affect the rights of Secured Party hereunder.

      8. Assignment. This Security Agreement and all rights hereunder may not be assigned by either party without written consent of the other party hereto, and any such assignment by either party without such consent shall be void.

      9. Notices. All notices or other communications permitted or required pursuant to this Security Agreement shall be in writing and shall be deemed given upon deposit in the mail of the United States, first class, postage prepaid, certified with return receipt, addressed to the last known address of the parties or such other notification details as may be provided in writing by one party to the other from time to time. Either party shall have the right to change the place in which proper notice is to be made by providing written notice of the change to the other party.

      10. Entire Agreement. This Security Agreement, together with the Loan Agreement, constitutes the entire agreement between the parties pertaining to the security interest being granted hereby. This Security Agreement may not be amended or modified except by a writing executed both by Secured Party and Debtor.

      11. Governing Law. This Security Agreement is to be governed by, interpreted and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within the State of New York. Venue shall be in New York, New York.


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      12. Counterparts. This Security Agreement may be executed in counterparts, each of which shall constitute an original document, but which together shall constitute one and the same instrument.

      AGREED TO AND ACCEPTED effective as of the ______ day of April, 1998.

"SECURED PARTY"                         "DEBTOR"

KONRAD HORNSCHUCH AG                    DECORA, INCORPORATED

a German corporation                    a Delaware Corporation
                                        doing business as Decora Manufacturing

By:                                     By:
    --------------------------------         -----------------------------------

Its:                                    Its:
    --------------------------------         -----------------------------------


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                                   SCHEDULE 1

            (a) All of Debtor's now owned and hereafter acquired machinery, equipment and fixtures, wherever located, and any interest of Debtor in any of the foregoing; and

            (b) All proceeds, replacements, substitutions, additions, improvements, products and accessions of and to any and all of the foregoing.


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